EXHIBIT 23.1

                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors and Stockholders
G2 Companies, Inc. (Hartland Investments, Inc.)
Dallas, Texas


We consent to the use and inclusion in this Form SB-2 Registration Statement of G2 Companies, Inc. (formerly, Hartland Investments, Inc.) of our report dated October 16, 2002 relating to the financial statements dated December 31, 2001 and the for the period May 26, 1998 (inception) through December 31, 2000.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.



Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
January 16, 2003